                                                                    EXHIBIT 99.1


NEWS FROM:             [STEWART & STEVENSON LOGO]       STEWART & STEVENSON
                                                        CORPORATE HEADQUARTERS
                                                        P.O. BOX 1637
                                                        HOUSTON, TX  77251-1637

                               Client:   Stewart & Stevenson Services, Inc.

                               Contacts:   John Doster, CFO
                                           Stewart & Stevenson Services, Inc.
                                           713-868-7602

                                           Ken Dennard / kdennard@easterly.com
                                           Lisa Elliott / lisae@easterly.com
                                           Easterly Investor Relations
                                           713-529-6600


                      STEWART & STEVENSON SERVICES REPORTS
                 2001 FIRST QUARTER REVENUE INCREASED 31 PERCENT

      OPERATING PROFIT INCREASED 86 PERCENT AND DILUTED EPS GREW TO $0.42,
                         BOTH BEFORE SPECIAL ADJUSTMENTS

      HOUSTON - MAY 24, 2001 - STEWART & STEVENSON SERVICES, INC. (NASDAQ:SSSS), a leading manufacturer, distributor, and service provider of industrial and energy related equipment; oilfield and airline ground support equipment; and medium tactical vehicles for the U.S. Army, announced results for the fiscal first quarter ended April 28, 2001.

      Sales for the fiscal first quarter grew 31 percent to $341.5 million compared to sales of $261.1 million in the same period a year ago. Net earnings from continuing operations in the first quarter of fiscal 2001 were $21.0 million or $0.73 per diluted share versus $7.5 million or $0.27 per share in last year's first quarter. Included in fiscal first quarter 2001 pretax earnings was the effect of significant nonrecurring adjustments that included a $22.0 million resolution of a claim with the U. S. government and nonrecurring charges of $7.8 million for certain one time adjustments. The impact on net income and earnings per diluted share for these nonrecurring items combined was $8.9 million in net income and $0.31 per diluted share, respectively. Net loss from discontinued operations in fiscal first quarter was $0.6 million or $0.02 per share and in the same period for the prior year there was no impact from discontinued operations. Total net earnings in fiscal first quarter 2001 were $20.3 million or $0.71 per diluted share compared with $7.5 million or $0.27 per share for the comparable period at fiscal 2000.

      Michael L. Grimes, President and Chief Executive Officer, stated, "We are pleased with a solid first quarter performance and continued growth in our overall business during this period of weakening in the U.S. economy. We are also pleased that we reached an agreement with the U.S. government for cost recovery in our Tactical Vehicle Systems business. Net earnings before the impact of special adjustments equaled $0.42 per diluted share in the first quarter and reflected continued improvement at levels that we anticipated. Our commitment to our initiatives to drive sustained earnings growth remains strong."

      SEGMENT DATA

      The Tactical Vehicle Systems segment, which manufactures tactical vehicles for the U.S. Army and others, recorded sales of $108.5 million in the fiscal first quarter compared to $78.7 million a year ago. Operating profit for the quarter totaled $38.3 million, compared with $14.6 million in the first quarter of fiscal 2000. In fiscal 1998, the Company filed a claim with the U.S. government seeking recovery of costs incurred resulting from delays from the original production plan in the first multi-year FMTV contract. The U.S. Army and the Company participated in a voluntary dispute resolution process which took place in April 2001 and resulted in a $22.0 million settlement which is included in fiscal first quarter results. Operations in fiscal first quarter 2001 also included special non-recurring items of $1.7 million, principally related to the cost recovery.

      The Power Products segment, which is responsible for marketing and aftermarket support of a wide range of industrial equipment, recorded first quarter sales of $167.7 million, a 31 percent increase over sales of $128.3 million in the same period of fiscal 2000. The sales growth was paced by a surge in equipment sales, principally for power generation equipment. Operating profit totaled $1.8 million versus a $0.8 million loss in the comparable period of last year. Operating profit in fiscal first quarter 2001 included the impact of special non-recurring charges of $3.0 million, principally in connection with increased reserves for accounts and notes receivable and inventory. Margin rates were adversely impacted by the mix of products sold and the ramp up of the power generation equipment business. Order backlog for this segment increased $39 million during the first quarter, largely on the strength of power generation orders. The increase in sales and profits was primarily attributable to increased volume.

      The Petroleum Equipment segment manufactures equipment for the oil and gas exploration, production, and well stimulation industries. Sales in this segment totaled $34.7 million for the first quarter compared to $15.4 million in the same period of Fiscal 2000. Operating profit for the first quarter was $1.4 million versus an operating loss of $0.7 million in the previous year. The order backlog at the end of the fiscal first quarter 2001 totaled $47 million, compared with $55 million at the end of Fiscal 2000. However, demand for this segment's products remains strong and the Company anticipates improvements in profit margin through volume leverage and better cost management.

      The Airline Products segment, which manufactures airline ground support products and mobile railcar movers, recorded sales of $24.1 million in the first quarter of fiscal 2001, compared with $28.3 million in the same quarter last year. Operating loss for the first quarter totaled $4.4 million compared to a modest profit in the previous year. Operations in fiscal first quarter 2001 included the impact of special non-recurring items of $3.1 million related to higher costs for extended warranties and reserves for inventory realization. The performance improvement team, established earlier this year, continues to make progress and improved margins are expected during the second half of Fiscal 2001.

      Other business activities not identified in a specific segment include predominantly gas compression equipment sales. Fiscal first quarter sales were $6.5 million, compared to $10.4 million for the comparable period last year. The decline in sales year over year was due to the sale of the gas compression leasing business during the second quarter of fiscal 2000. First quarter operating profit was $0.2 million compared to a $0.6 million loss in last year's first quarter.

      The loss from discontinued operations in the fiscal first quarter of $0.6 million or $0.02 per share was related to provision for additional expense related to previously discontinued operations.

      Operating activities consumed $2.3 million in cash reflecting higher receivables associated with increased sales. The balance in cash and equivalents was $95.8 million at quarter-end, a decrease of $14.1 million for the quarter. Total debt decreased $1.0 million during the period.

      CONFERENCE CALL

      Stewart & Stevenson Services, Inc. has scheduled a conference call for Thursday, May 24, 2001 at 11:00 a.m. Eastern Time to review fiscal first quarter 2001 results. To listen to the call, dial (913) 981-4900 at least ten minutes before the conference call begins and ask for the Stewart & Stevenson Services conference call. A replay of the call will be available approximately two hours after the call ends and will be accessible until May 31, 2001. To access the replay, dial (719) 457-0820 and enter the pass code 678428.

            Investors, analysts, and the general public will also have the opportunity to listen to the conference call free over the Internet by visiting the Company's web site at WWW.SSSS.COM. To listen to the live call on the Internet, please visit the Company's web site at least fifteen minutes before the conference call begins to register, download, and install any necessary audio software. For those who cannot listen to the live web cast, an archive will be available shortly after the call ends.

            Stewart & Stevenson Services, Inc., founded in 1902, is a billion-dollar company that manufactures, distributes, and provides services for a wide range of industrial products and diesel-powered equipment to key industries worldwide, including petroleum, power generation, defense, airline, marine, and transportation.

This press release contains forward-looking statements that are based on management's current expectations, estimates, and projections. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions and are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Many factors, including those discussed more fully elsewhere in this release and in the Company's filings with the Securities and Exchange Commission, particularly its latest annual report on Form 10-K, as well as others, could cause results to differ materially from those stated. Specific important factors that could cause actual results, performance, or achievements to differ materially from such forward-looking statements include risk of competition, risks relating to technology, risks of general economic conditions, risks relating to personnel, risks of dependence on government, inherent risks of government contracts, risks of claims and litigation, risks as to global trade matters, risks as to cost controls, risks as to acquisitions, risks as to currency fluctuations, risks as to environmental and safety matters, and risks as to distributorships, all as more specifically outlined in the Company's latest annual report on Form 10-K. In addition, such forward-looking statements could be affected by general industry and market conditions and growth rates, general domestic and international conditions including interest rates, inflation and currency exchange rates and other future factors. Actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.


                              - tables to follow -

               STEWART & STEVENSON SERVICES, INC.
          CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS
              (In thousands, except per share data)

                                                                  THREE MONTHS ENDED
                                                         -------------------------------------
                                                          APRIL 28, 2001       APRIL 29, 2000
                                                         -----------------    ----------------
                                                                       (UNAUDITED)
Sales                                                         $ 341,521           $ 261,113
Cost of sales                                                   292,632             212,527
                                                              ---------           ---------
Gross profit                                                     48,889              48,586

Recovery of costs incurred, net                                 (20,800)                 --
Selling and administrative expenses                              35,481              38,787
Interest income                                                  (1,215)             (4,192)
Interest expense                                                  2,065               2,309
Other (income)/expense, net                                         (20)               (242)
                                                              ---------           ---------
     Net operating expenses                                      15,511              36,662
                                                              ---------           ---------

Earnings before income taxes                                     33,378              11,924
Income tax expense                                               12,417               4,426
                                                              ---------           ---------
Net earnings from continuing operations                          20,961               7,498
Loss on disposal of discontinued operations, net                   (628)                 --
                                                              ---------           ---------
Net earnings                                                  $  20,333           $   7,498
                                                              =========           =========

Weighted average shares outstanding:
   Basic                                                         28,085              27,996
   Diluted                                                       28,704              28,075

Earnings per share:
  Basic
     Continuing operations                                    $    0.75           $    0.27
     Loss on disposal of discontinued operations                  (0.02)                 --
                                                              ---------           ---------
     NET EARNINGS PER SHARE                                   $    0.72           $    0.27
                                                              =========           =========
Diluted
     Continuing operations                                    $    0.73           $    0.27
     Loss on disposal of discontinued operations                  (0.02)                 --
                                                              ---------           ---------
     NET EARNINGS PER SHARE                                   $    0.71           $    0.27
                                                              =========           =========
Cash dividends per share                                      $   0.085           $   0.085


                       STEWART & STEVENSON SERVICES, INC.
                 ANALYSIS OF EARNINGS FROM CONTINUING OPERATIONS
                      (In thousands, except per share data)

                                                                                 THREE MONTHS ENDED APRIL 28, 2001
                                                                 -----------------------------------------------------------
                                                                                  Selling and      Recovery of
                                                                     Cost of     Administrative       Costs
                                                                   Goods Sold       Expenses        Incurred         Total
                                                                 -------------  ----------------  --------------   ---------
                                                                                                    (Unaudited)
PRE-TAX PRESENTATION
Net earnings from continuing operations
  before income taxes, as reported                                                                                   33,378
                                                                                                                   --------

Less adjustments for special non-recurring
  (income) expense items:
     Cost recovery from U.S. government in the
       TVS segment                                                                                  (22,000)        (22,000)
         Less: costs associated with recovery/other
           litigation                                                                   500           1,200           1,700
     Costs associated with collectibility of
       certain accounts receivable and inventory
       realization in the Power Products segment                      2,000           1,026                           3,026
     Costs associated with inventory realization
       and higher warranty costs in the Airline
       Products segment                                               3,079                                           3,079
                                                                 ----------       ---------        --------        --------
          Total special non-recurring items                           5,079           1,526         (20,800)        (14,195)
                                                                 ----------       ---------        --------        --------

Net earnings before income taxes excluding special
  non-recurring items                                                                                                19,183
                                                                                                                   ========
Net earnings after income taxes excluding special
  non-recurring items*                                                                                               12,047
                                                                                                                   ========

NET EARNINGS PER SHARE:

     Earnings per diluted share from continuing
       operations as reported                                                                                          0.73

     Total special non-recurring adjustments                                                                          (0.31)

                                                                                                                   --------
     Earnings per diluted share from continuing
       operations excluding special, non-recurring
       adjustments                                                                                                     0.42
                                                                                                                   ========

     * Effective tax rate of 37.2% assumed for purposes of this presentation

                       STEWART & STEVENSON SERVICES, INC.
                               SEGMENT INFORMATION
                                 (In thousands)

                                                    THREE MONTHS ENDED
                                           -------------------------------------
                                            APRIL 28, 2001       APRIL 29, 2000
                                           ----------------     ----------------
                                                         (UNAUDITED)
SALES
  Power Products                              $ 167,672            $ 128,316
  Tactical Vehicle Systems                      108,494               78,673
  Petroleum Equipment                            34,738               15,448
  Airline Products                               24,109               28,310
  Other Business Activities                       6,508               10,366
                                              ---------            ---------
    Total                                     $ 341,521            $ 261,113
                                              =========            =========
OPERATING PROFIT (LOSS)
  Power Products                              $   1,826            $    (816)
  Tactical Vehicle Systems                       38,346               14,636
  Petroleum Equipment                             1,387                 (673)
  Airline Products                               (4,352)                   4
  Other Business Activities                         228                 (634)
                                              ---------            ---------
    Total                                        37,435               12,517

NON-OPERATING INCOME/(EXPENSE)
  Corporate expense, net                         (3,206)              (2,476)
  Interest income                                 1,214                4,192
  Interest expense                               (2,065)              (2,309)
                                              ---------            ---------
EARNINGS BEFORE INCOME TAXES                  $  33,378            $  11,924
                                              =========            =========
OPERATING PROFIT (LOSS) PERCENTAGE
  Power Products                                    1.1%                (0.6)%
  Tactical Vehicle Systems                         35.3                 18.6
  Petroleum Equipment                               4.0                 (4.4)
  Airline Products                                (18.1)                 0.0
  Other Business Activities                         3.5                 (6.1)


                       STEWART & STEVENSON SERVICES, INC.
                           SELECTED OTHER INFORMATION
                                   (Unaudited)


                                                                           Order Backlog
                                      ------------------------------------------------------------------------------------------
                                       January 31,       April 29,      July 29,     October 28,     January 31,     April 28,
(Millions)                                2000             2000           2000          2000            2001           2001
                                      ------------------------------------------------------------------------------------------
Tactical Vehicle Systems                $  914.5         $  839.5       $  795.7       $  742.8       $  658.2       $  596.3

Power Products                              77.6             89.9          116.7          119.2          137.8          177.2

Petroleum Equipment                         17.2             26.5           55.6           65.6           55.3           47.4

Airline Products                            23.5             18.6           17.2           19.5           16.2           17.2

Other Business Activities                   24.0             14.7           10.1           16.5           11.3            7.1
                                      ------------------------------------------------------------------------------------------
                                        $1,056.8         $  989.2       $  995.3       $  963.6       $  878.8       $  845.2
                                      ==========================================================================================

                                                  Fiscal Year 2001
                                      ------------------------------------------
Unit Shipments                             1Q             2Q*        Total Year*
                                      ------------------------------------------
MTV                                          469            452           1690

LMTV                                          75             68            503

Trailers                                     163            212            690
                                      ------------------------------------------
                                             707            732           2883
                                      ==========================================

Estimated Sales (millions)              $    108         $  102         $  400



*Based on current US Army forecast and other data.
See "Cautionary Statements" above for information regarding forward-looking statements.

                       STEWART & STEVENSON SERVICES, INC.
                 CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
                                 (In thousands)

                                                                                  THREE MONTHS ENDED
                                                                          -----------------------------------
                                                                           APRIL 28, 2001     APRIL 29, 2000
                                                                          ----------------   ----------------
                                                                                      (Unaudited)
OPERATING ACTIVITIES
   Net earnings from continuing operations                                   $  20,961           $   7,498
   Adjustments to reconcile net earnings to net
     cash provided by (used in) operating activities:
       Accrued postretirement benefits                                           1,096                 248
       Depreciation and amortization                                             5,463               5,532
       Deferred income taxes, net                                               (4,484)                 36
       Change in operating assets and liabilities net of the effect of acquisition, divestiture and discontinued operations:
          Accounts and notes receivable, net                                   (51,411)             44,964
          Recoverable costs and accrued profits not yet billed                  11,540              (5,983)
          Inventories                                                           (7,721)            (12,314)
          Accounts payable                                                      (6,137)            (10,029)
          Accrued payrolls and incentive                                        (6,789)             (4,421)
          Current income taxes                                                  16,131               4,291
          Other accrued liabilities                                             21,478              (2,839)
          Other--principally long-term assets and liabilities                   (2,402)             (1,469)
                                                                             ---------           ---------
   NET CASH PROVIDED BY (USED IN ) OPERATING ACTIVITIES                         (2,275)             25,514
                                                                             ---------           ---------

INVESTING ACTIVITIES
   Expenditures for property, plant and equipment                              (12,162)            (10,279)
   Proceeds from sale of business assets                                         2,323                  --
   Disposal of property, plant and equipment, net                                  847                 123
                                                                             ---------           ---------
   NET CASH USED IN INVESTING ACTIVITIES                                        (8,992)            (10,156)
                                                                             ---------           ---------

FINANCING ACTIVITIES
   Additions to long-term borrowings                                                --              20,047
   Payments on long-term borrowings                                                (64)            (20,029)
   Net short-term payments                                                        (888)             (9,490)
   Dividends paid                                                               (2,385)             (2,379)
   Exercise of stock options                                                       470                 222
                                                                             ---------           ---------
   NET CASH USED IN FINANCING ACTIVITIES                                        (2,867)            (11,629)
                                                                             ---------           ---------

Increase (decrease) in cash and cash equivalents                               (14,134)              3,729
Cash and cash equivalents, beginning of period                                 109,955              11,715
                                                                             ---------           ---------
Cash and cash equivalents, end of period                                     $  95,821           $  15,444
                                                                             =========           =========

                       STEWART & STEVENSON SERVICES, INC.
             CONSOLIDATED CONDENSED STATEMENTS OF FINANCIAL POSITION
                                 (In thousands)

                                                                 APRIL 28, 2001    JANUARY 31, 2001
                                                                ----------------  -----------------
                                                                   (UNAUDITED)        (AUDITED)
ASSETS
CURRENT ASSETS
   Cash and cash equivalents                                       $  95,821          $ 109,955
   Accounts and notes receivable, net                                221,529            172,441
   Recoverable costs and accrued profits not yet billed               10,875             22,415
   Income tax receivable                                               2,045              8,518
   Deferred tax asset                                                 10,799              6,562
   Inventories:
      Power Products                                                 168,207            170,176
      Petroleum Equipment                                             38,153             26,809
      Airline Products                                                25,660             29,007
      Tactical Vehicle Systems                                         6,640              3,861
      Other Business Activities                                          745              1,863
      Excess of current cost over LIFO values                        (51,277)           (51,309)
                                                                   ---------          ---------
          Total Inventories                                          188,128            180,407
                                                                   ---------          ---------

      TOTAL CURRENT ASSETS                                           529,197            500,298

PROPERTY, PLANT AND EQUIPMENT, NET                                   120,617            114,765

DEFERRED INCOME TAX ASSET                                              1,531              1,131
INVESTMENTS AND OTHER ASSETS                                          24,804             22,668
                                                                   ---------          ---------
                                                                   $ 676,149          $ 638,862
                                                                   =========          =========
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
   Notes payable                                                   $  11,723          $  12,611
   Accounts payable                                                   60,300             66,437
   Accrued payrolls and incentives                                    14,605             21,395
   Current income taxes payable                                       11,620              1,962
   Current portion of long-term debt                                  20,437             20,437
   Billings in excess of incurred costs                               39,883             30,638
   Other current liabilities                                          47,585             34,723
                                                                   ---------          ---------
      TOTAL CURRENT LIABILITIES                                      206,153            188,203
                                                                   ---------          ---------

COMMITMENTS AND CONTINGENCIES

LONG-TERM DEBT                                                        66,504             66,568
ACCRUED POSTRETIREMENT BENEFITS & PENSION                             19,975             18,879
DEFERRED COMPENSATION                                                  1,944              2,145
OTHER LONG-TERM LIABILITIES                                            2,635              2,483
                                                                   ---------          ---------
    TOTAL LIABILITIES                                                297,211            278,278
                                                                   ---------          ---------
SHAREHOLDERS' EQUITY
  Common Stock, without par value, 100,000,000 shares
    authorized; 28,067,566 and 28,115,662 shares issued at
    January 31, 2001 and April 28, 2001, respectively                 48,795             48,325
  Currency Translation Adjustment                                       (993)              (929)
   Retained earnings                                                 331,136            313,188
                                                                   ---------          ---------
      TOTAL SHAREHOLDERS' EQUITY                                     378,938            360,584
                                                                   ---------          ---------
                                                                   $ 676,149          $ 638,862
                                                                   =========          =========